SUCCESSFUL LAUNCH: NIKOLA PRODUCES 42, WHOLESALES 35 HYDROGEN FUEL CELL ELECTRIC TRUCKS FOR CUSTOMERS IN U.S. AND CANADA IN 2023

PHOENIX – January 4, 2024 – The elves weren’t the only ones busy during the 2023 holiday season;
Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, in 2023 produced 42 and wholesaled 35 Class 8 Nikola hydrogen fuel cell electric vehicle (FCEVs).

“What an effort by our dedicated and passionate team, to create – and deliver – what we believe is the only U.S. designed and assembled Class 8 hydrogen fuel cell electric truck on the road today,” said Nikola CEO Steve Girsky. “Our pioneering spirit is what made it possible to wholesale these 35 trucks to our dealers for customers in the U.S. and Canada. We thank our employees, customers and partners for this achievement, and look forward to delivering more trucks in 2024.”

Of the seven trucks produced but not wholesaled, three are being used in an extended field test with a fleet partner, two are in continued validation and engineering and two are being used for service training/customer demos.

Nikola’s FCEV features a range of up to 500 miles and an estimated fueling time as low as 20 minutes.* The company believes its truck is among the longest ranges of all commercially available zero tailpipe emission Class 8 trucks, with versatile applications ranging from drayage and intermodal to metro-regional truckload and less-than-truckload to certain specialized hauling use cases.

“Our goal is to introduce a better, cleaner way to deliver goods to the North American market in a reliable package,” said Girsky. “Our FCEV customer pilot programs have shown strong results, with truck uptime at 98%**–crucial for efficient fleet usage.”

Assembled in Coolidge, Ariz., the FCEV commenced serial production on July 31, 2023, with the commercial launch on September 28.

NOTE: Nikola has not completed its quarterly review process or the preparation of its financial statements for the fourth quarter or year ended December 31, 2023. Nikola will announce information regarding 2023 financial results and 2024 outlook in the coming weeks.

ABOUT NIKOLA CORPORATION
Nikola Corporation's mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming transportation and over-the-road freight services. With our Class 8 vehicles, including battery-electric and hydrogen fuel cell electric trucks, and our energy brand, HYLA, we are driving the advancement of the complete hydrogen refueling ecosystem. This encompasses supply, distribution, and dispensing, reflecting our commitment to sustainable practices and a cleaner future.

Nikola is based in Phoenix, Ariz. with a manufacturing facility in Coolidge, Ariz.

Experience our journey to achieve your sustainability goals at nikolamotor.com or engage with us on social media via Facebook @nikolamotorcompany, Instagram @nikolamotorcompany, YouTube @nikolamotorcompany, LinkedIn @nikolamotorcompany or Twitter @nikolamotor.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the range, refueling time, uses and potential benefits of its hydrogen fuel cell electric truck; the Company’s beliefs regarding the competitive benefits of its hydrogen fuel cell truck; the Company’s belief that it is the only U.S. designed and assembled Class 8 hydrogen fuel cell electric truck currently on the road; the Company belief that its truck is among the longest ranges of all commercially available zero tailpipe emission Class 8 trucks; the Company’s belief it will deliver additional trucks in 2024; and the Company’s beliefs regarding its competitive position and the benefits thereof. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the ability of the Company to access sufficient capital to meet its requirements and fund its business; manufacturing delays and difficulties; risks related to the rollout of the Company’s hydrogen fueling infrastructure and the timing thereof; construction risks and delays; the availability of access to hydrogen refueling facilities; the level of and cancellation of customer orders; risks associated with manufacturing batteries and fuel cell power modules; variations in and characteristics of the hydrogen fueling location, including but not limited to fueling hardware and software protocol, fuel amount, and fueling conditions, any of which may affect refueling times; variations in terrain, temperature, speed, road conditions, truck configuration, payloads and other variables which may affect range; the Company’s ability to remain listed on Nasdaq; and the factors, risks and uncertainties described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

MEDIA INQUIRIES
Nikola - press@nikolamotor.com

* Refueling time estimate depends on the characteristics of the hydrogen fueling location, including fueling hardware and software protocol, fuel amount, and fueling conditions. Actual refueling times will vary.

** Based on Nikola-measured customer demo performance from September to December 2023, “Gamma” pilot trucks